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EXHIBIT 21

Subsidiaries of the Registrant

    The Corporation has four subsidiaries as of January 1, 1997.


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                                                                           Percent
                                                                         Voting Stock
                                 Jurisdiction of     Shares Owned           held by
                                 Organization       By Corporation        Corporation
                                ----------------   ---------------       -------------
Community Trust Bank, NA        United States      285,000 Common             100%
    Pikeville, Kentucky

Commercial Bank                      Kentucky        5,670 Common             100%
    West Liberty,
    Kentucky

Community Trust Bank, FSB       United States          100 Common             100%
    Campbellsville,
    Kentucky

Trust Company of                     Kentucky          500 Common             100%
    Kentucky
    Ashland, Kentucky


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    All shares of Community Trust Bank, FSB are pledged as collateral on the bank note outstanding to Star Bank, Cincinnati, Ohio.


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